Testing the Waters Materials Related to Series #HOMER

From the Rally App:

#HOMER

'93 SKYBOX HOMER SIMPSON 'ART DEBART' SIGNED SKETCH (MATT GROENING)

THIS INITIAL OFFERING IS COMING SOON!

SKETCH
GRAR!

CURRENT VALUE: $21,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

DETAILS GALLERY LEGAL

#HOMER | $21K

SIMILAR ASSET SALES   TRADING ON RALLY

Prices are not adjusted for inflation

1M 3M 6M 1Y **ALL**

+11.5%
COMPARABLE ASSET VALUE CHANGE SINCE 11/18/2021

2
TRANSACTIONS SINCE 11/18/2021

The interactive Comparable Asset Value Chart (the “Chart”) plots historical sales of assets comparable to the Underlying Asset, showing price values on the vertical axis against time on the horizontal axis.  The prices reflected on the Chart are not adjusted for inflation.  Users of the Platform can opt to display varying ranges of time on the Chart’s horizontal axis, from one month to one year or longer to the extent such data are available.  If multiple comparable asset sales occurred on a single day, the Chart provides an average for that day.  By hovering over the points on the Chart, users can view price and date of sale represented by each point.  The table below sets forth the data points plotted in the Chart.

Comparable Asset	Sale Date	Sale Price	Source/ Sale Venue
Matt Groening Skybox "Art DeBart" Homer Simpson Sketch (PSA 10)	11/18/2021	$15,600.00	Heritage
Matt Groening Skybox "Art DeBart" Homer Simpson Sketch (PSA 10)	2/17/2022	$17,400.00	Heritage

#HOMER | *Visuals*

Groening's "GRRR!" speech bubble included in #HOMER displays the unique approach taken with each of these rare sketches.

LAUNCH GALLERY ›

#HOMER | *Timeline*

Apr. 1987 Matt Groening creates the Simpsons, which is featured as a short on The Tracey Ullman Show, eventually earning its own segment on the show.

Dec. 1989 The first episode of the Simpsons airs on Fox.

Jan. 1990 Topps releases one of the first Simpsons trading card sets. Based on scenes from the TV show, the set follows the standard format of the junk wax era of trading cards.

Jan. 1993 SkyBox releases the 1993 Simpsons trading card set. Embracing the emerging trend of filling trading card sets with rare inserts and variants, the SkyBox set becomes a landmark moment for Simpsons collectibles. After pulling a rare redemption insert card from the set and sending it in to SkyBox, Groening sketches and signs #HOMER.

DESCRIPTION OF SERIES 1993 SKYBOX SIMPSONS HOMER SKETCH

Investment Overview

•Upon completion of the Series #HOMER Offering, Series #HOMER will purchase a 1993 Skybox Simpsons Homer Sketch graded PSA 10 for Series #HOMER (The “Series 1993 Skybox Simpsons Homer Sketch” or the “Underlying Asset” with respect to Series #HOMER, as applicable), the specifications of which are set forth below.

•The Simpsons are a cartoon TV show that began in 1989 and is ongoing, having produced over 30 seasons and over 730 episodes. The series has won 34 Primetime Emmys.

•The 1993 SkyBox Simpsons trading card set that included multiple insert variations and is considered one of the most significant Simpsons trading card sets ever produced.

•The Underlying Asset is a 1993 Skybox Simpsons Homer Sketch graded PSA 10.

Asset Description

Overview & Authentication

•Matt Groening is a cartoonist and creator of The Simpsons.

•The producer of The Tracey Ullman Show, James L. Brooks, asked Groening to create a series of animated shorts based off of his comic strip “Life in Hell.”

•The Simpsons first appeared as shorts on The Tracey Ullman Show, with the first installment (“Good Night”) airing on April 19, 1987.

•The Simpsons received their own show on Fox, airing on December 17, 1989.

•The 1993 SkyBox Simpsons set features a base set of 80 cards. The set includes multiple insert sets, including redemption cards, which collectors could redeem for an original sketch card drawn by Matt Groening. These sketch cards (known as “Art DeBart’ cards) are believed to be the first sketch cards produced by a trading card company.

•The Underlying Asset has been issued a grade of GEM MT 10 by Professional Sports Authenticators (PSA) with Certification No. 84395865.

Notable Features

•The Underlying Asset is a 1993 Skybox Simpsons Homer Sketch graded PSA 10.

•The Underlying Asset is limited to a print-run of 400.

•The Underlying Asset features the following text on the back of the card: “THIS GENUINE, ONE-OF-A-KIND, AUTHENTIC PIECE OF MATT GROENING ORIGINAL ART IS CERTIFIABLY REAL AND UNDENIABLY WORTH EVERY PENNY YOU PAID FOR IT. AND DON’T LET ANYONE TELL YOU OTHERWISE.”

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1993 Skybox Simpsons Homer Sketch
Character	Homer Simpson
Year	1993
Memorabilia Type	Trading Card

Manufacturer	Skybox
Variant	Art DeBart Sketch
Artist	Matt Groening
Signature	Matt Groening
Print-run	/400
Authentication	Professional Sports Authenticators (PSA)
Grade	10
Certification No.	84395865

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1993 Skybox Simpsons Homer Sketch going forward.